                                                                      EXHIBIT 11

                         TEXAS BIOTECHNOLOGY CORPORATION
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)
                               PRIMARY COMPUTATION
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                         SEPTEMBER 30,
                                                              1997               1996               1997                1996
                                                           -----------      ------------       ------------       -------------

Net income (loss)                                          $ 4,119,662      $ (5,630,084)      $ (6,821,769)      $ (15,982,377)

Applicable common and common stock equivalent shares:

   Weighted average shares of common stock
   outstanding during the period                            26,261,020        24,188,708         25,853,961         23,053,607

   Incremental number of shares outstanding during
   the period resulting from the assumed exercises
   of stock options                                            678,573                --                 --                 --

   Incremental number of shares outstanding during
   the period resulting from the assumed exercises
   of warrants                                                 366,362                --                 --                 --
                                                           -----------      ------------       ------------       -------------

   Weighted average shares of common stock
   and common stock equivalents outstanding
   during the period                                        27,305,955        24,188,708         25,853,961         23,053,607
                                                           ===========      ============       ============       ============

Net income (loss) per common share, primary                $      0.15      $      (0.23)      $      (0.26)      $      (0.69)
                                                           ===========      ============       ============       ============



Note: For the three months ended September 30, 1996 and the nine months ended September 30, 1996 and 1997, shares related to the exercise of stock options and warrants are not considered as their effect would be antidilutive.

                                                                      EXHIBIT 11

                         TEXAS BIOTECHNOLOGY CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                            FULLY DILUTED COMPUTATION
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                  SEPTEMBER 30,               SEPTEMBER 30,
                                                              1997           1996         1997          1996
                                                           -----------   -----------  -----------  -----------

Net income before preferred dividend requirement           $ 4,416,891        N/A          N/A          N/A

Applicable common and common stock equivalent shares:

   Weighted average shares of common stock
   outstanding during the period                            26,261,020

   Incremental number of shares outstanding during
   the period resulting from the assumed exercises
   of stock options                                            769,469

   Incremental number of shares outstanding during
   the period resulting from the assumed exercises
   of warrants                                                 438,318

   Incremental number of shares outstanding during
   the period resulting from the assumed conversion
   of preferred stock                                        1,008,351

   Incremental number of shares outstanding during
   the period resulting from the assumed issuance
   of contingent stock                                         285,715
                                                           -----------   -----------  -----------  -----------

   Weighted average shares of common stock
   and common stock equivalents outstanding
   during the period                                        28,762,873            --           --           --
                                                           ===========   ===========  ===========  ===========

Net income per common share, fully diluted                 $      0.15        N/A          N/A          N/A
                                                           ===========   ===========  ===========  ===========